Exhibit 99.1

Arrow Electronics Announces Completion of Acquisition of Redemtech, Inc.

ENGLEWOOD, Colo.--(BUSINESS WIRE)--October 1, 2012--Arrow Electronics, Inc. (NYSE:ARW) announced today the successful completion of the acquisition of Redemtech, Inc. (“Redemtech”), a wholly owned subsidiary of Micro Electronics, Inc. Redemtech is a provider of electronics asset disposition (EAD) services.

Headquartered in Columbus, Ohio, Redemtech has approximately 400 employees. Sales in 2012 are expected to total approximately $60 million.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 120,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 390 locations in 53 countries.

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release includes forward-looking statements, including statements addressing future financial results. These statements are subject to a number of risks and uncertainties that could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, the company’s implementation of its new global financial system and the company’s planned implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, the company’s ability to generate additional cash flow and the other risks described from time to time in the company’s reports to the Securities and Exchange Commission (including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

CONTACT:
Arrow Electronics, Inc.
Greer Aviv
Senior Manager, Investor Relations
303-824-3765
or
Paul J. Reilly
Executive Vice President, Finance and Operations, and Chief Financial Officer
631-847-1872
or
Media Contact:
John Hourigan
Director, Corporate Communications
303-824-4586